Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of MBIA Inc., which appears in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of:

(1)	Our report dated March 3, 2014 relating to the consolidated financial statements of National Public Finance Guarantee Corporation which is included in Exhibit 99.1 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2)	Our report dated March 3, 2014 relating to the consolidated financial statements of MBIA Insurance Corporation which is included in Exhibit 99.2 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 5, 2014